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Davel Communications, Inc. Announces Completion of Merger

TAMPA, Fla., Dec. 23 /PRNewswire/ -- Davel Communications, Inc. (Nasdaq:
DAVL - news) today announced the completion of the previously announced merger between Davel Communications Group, Inc. and Peoples Telephone Company, Inc. (Amex: PHO - news), creating the largest independent payphone provider in the United States, with an installed base of approximately 83,000 payphones.

On December 22, 1998, at separate meetings of their shareholders, 94% of the outstanding Davel common stock and 77% of the outstanding Peoples common stock voted in favor of the merger. The two companies have merged into the previously created holding company, Davel Communications, Inc., which was formed by Davel Communications Group for the purpose of combining with Peoples Telephone. The combined company will continue to trade on the Nasdaq National Market under the symbol "DAVL" and will be headquartered in Tampa, Fla.

As a result of the transaction, shareholders of Peoples Telephone will receive 0.235 shares of Davel Communications, Inc. common stock, par value $0.01 per share, for each outstanding share of Peoples Telephone common stock. Davel shareholders will receive one share of Davel Communications, Inc. common stock in exchange for each outstanding share of existing Davel Communications Group common stock. Based on Davel's closing price of $19.13 on December 22, 1998, the transaction is valued at $4.49 per share of Peoples Telephone common stock, or approximately $73 million.

The Company further announced the successful completion of the cash tender offer for Peoples' 12 1/4% Senior Notes due 2002. One hundred percent of the $100 million principal amount of Peoples' notes were tendered. As a result of the tender offer, the combined company will have no public debt outstanding. In order to finance the merger and the tender offer, Davel has entered into a new senior credit facility led by NationsBank, N.A., BancBoston Robertson Stephens and Chase Securities, Inc. in the aggregate amount of $280 million.

At yesterday's meeting, Davel shareholders also elected all of the nominees to the Davel Board of
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Directors. In addition, Justin S. Maccarone, previously a director of Peoples
Telephone Company, was appointed to fill a vacancy on the Davel Board. Davel also announced that it has entered into consulting agreements with several members of Peoples' management team including E. Craig Sanders, former President and Chief Executive Officer of Peoples, Neil N. Snyder, former Chief Operating Officer of Peoples, and Bill Baum, former Chief Financial Officer of Peoples.

The Davel Board also approved the adoption of a shareholders rights plan for Davel Communications, Inc. to replace the shareholder rights plan previously in effect at Davel Communications Group, Inc.

Robert D. Hill, President and Chief Executive Officer of Davel commented, "We are excited to have completed the merger with Peoples Telephone. We believe that the consolidation of the payphone industry will offer companies like Davel significant opportunities. With our nationwide presence, resources and pool of talent we believe we are uniquely positioned to capitalize on these opportunities. We currently expect to realize meaningful operating synergies and cost savings as a result of the merger, which over time should lead to enhanced value for our shareholders."

Davel Communications, Inc. operates a system of over 83,000 installed payphones in 48 states and the District of Columbia and provides long distance operator services for its payphones through its digitally- switched long distance network as well as value-added services to thousands of additional payphones throughout the United States.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Davel Communications, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties are set forth more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, Quarterly Report on Form 10-Q for the third quarter of 1998 and 1998 Proxy Statement.

SOURCE: Davel Communications Group, Inc.